Exhibit 99.1

NETSCOUT Reports First Quarter Fiscal Year 2022 Financial Results

WESTFORD, Mass.--(BUSINESS WIRE)--July 29, 2021--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced financial results for its first quarter fiscal year 2022 ended June 30, 2021.

“Our first-quarter performance provides a solid start to fiscal year 2022,” stated Anil Singhal, NETSCOUT’s president and chief executive officer. “Strong first-quarter product revenue growth in both the Service Assurance and Cybersecurity product lines drove our overall revenue increase and contributed to improved diluted earnings per share compared with the same quarter in the prior fiscal year.”

Commenting on the Company’s plans and outlook for fiscal year 2022, Singhal said, “As the world continues to emerge from the pandemic, we remain focused on meeting our customers’ needs for Service Assurance and Cybersecurity solutions that solve some of the connected world’s toughest challenges. We continue to see opportunities for our products and services in the emerging technology trends that we believe will benefit NETSCOUT in the future, such as 5G, digital transformation through cloud migration, and the expanding cybersecurity threat landscape.”

Q1 FY22 Financial Results

Total revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2022 was $190.3 million, compared with $183.8 million in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2022 was $82.0 million, which was approximately 43% of total revenue. This compares with first-quarter fiscal year 2021 product revenue (GAAP and non-GAAP) of $71.7 million, which was approximately 39% of total revenue.

Service revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2022 was $108.3 million, or approximately 57% of total revenue, compared to service revenue (GAAP and non-GAAP) of $112.1 million, or approximately 61% of total revenue, for the same period one year ago.

NETSCOUT’s loss from operations (GAAP) was $10.7 million in the first quarter of fiscal year 2022, compared with a loss from operations (GAAP) of $14.5 million in the comparable quarter one year ago. First-quarter fiscal year 2022 non-GAAP EBITDA from operations was $27.6 million, or 14.5% of non-GAAP quarterly revenue, compared with $26.6 million of non-GAAP EBITDA from operations, or 14.5% of non-GAAP quarterly revenue in the first quarter of fiscal year 2021. The Company’s first-quarter fiscal year 2022 (GAAP) operating margin was -5.6% versus -7.9% in the prior fiscal year’s first quarter. First-quarter fiscal year 2022 non-GAAP income from operations was $21.8 million with a non-GAAP operating margin of 11.4%. This compares with first-quarter fiscal year 2021 non-GAAP income from operations of $20.6 million and a non-GAAP operating margin of 11.2%.

Net loss (GAAP) for the first quarter of fiscal year 2022 was $11.3 million, or $0.15 per share (diluted) versus net loss (GAAP) of $17.4 million, or $0.24 per share, for the first quarter of fiscal year 2021. On a non-GAAP basis, net income for the first quarter of fiscal year 2022 was $15.0 million, or $0.20 per share (diluted), which compares with $12.2 million, or $0.17 per share (diluted), for the first quarter of fiscal year 2021.

As of June 30, 2021, cash, cash equivalents, and short and long-term marketable securities were $493.9 million, compared with $476.5 million as of March 31, 2021, and $426.5 million as of June 30, 2020. During the first quarter of fiscal year 2022, NETSCOUT did not repurchase any shares of its common stock through its share repurchase program. At the end of the first quarter, NETSCOUT had $350.0 million outstanding on its revolving credit facility. On July 27, 2021, NETSCOUT leveraged the favorable financing market environment to amend and extend its revolving credit facility. The amended $800 million revolving credit facility extends the maturity from January 2023 to July 2026, increases financial flexibility, and lowers financing cost.

Outlook:

NETSCOUT is reiterating its (GAAP and non-GAAP) revenue outlook as well as its non-GAAP diluted net income per share outlook issued on May 6, 2021. The Company is updating its GAAP diluted net income per share range to take into account accelerated charges associated with the early amendment of its revolving credit facility, higher stock-based compensation cost including the new performance-based restricted stock units discussed in its recently issued 2021 Proxy Statement, and amortization of an acquired trade name intangible asset. The current outlook is as follows:

  GAAP and non-GAAP revenue expectations remain in the range of $835 million to $865 million.
  GAAP net income per share (diluted) is now expected to be in the range of $0.36 to $0.42 vs. the prior outlook range of $0.44 to $0.50. Non-GAAP net income per share (diluted) expectations remain in the range of $1.71 to $1.77.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its first-quarter fiscal year 2022 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1670. The conference call ID is NTCTQ122. A replay of the call will be available after 12:00 p.m. ET on July 29, 2021 for approximately one week. The number for the replay is (800) 839-5241 for U.S./Canada and (402) 220-2698 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share (diluted) and non-GAAP earnings before interest and other expense, income taxes, depreciation, amortization, and (EBITDA) from operations. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP gross profit includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes business development and integration expense, compensation for post-combination services, legal expenses related to a civil judgment, restructuring charges, and costs related to new accounting standard implementation, and removes transitional service agreement expenses. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, net of related income tax effects while removing transitional service agreement expenses. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, statements regarding NETSCOUT’s focus on solving some of the connected world’s toughest challenges, that NETSCOUT continues to see opportunities for its products and services in the emerging technology trends that it believes will benefit NETSCOUT in the future, such as 5G, digital transformation through cloud migration, and the expanding cybersecurity threat landscape, and its outlook for fiscal year 2022, constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include COVID-19 related impacts, slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2021 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2021	2020
Revenue:
Product	$81,950	$71,693
Service	108,322	112,122
Total revenue	190,272	183,815

Cost of revenue:
Product	23,165	21,152
Service	31,245	31,828
Total cost of revenue	54,410	52,980

Gross profit	135,862	130,835

Operating expenses:
Research and development	42,820	45,381
Sales and marketing	65,958	59,434
General and administrative	22,745	25,153
Amortization of acquired intangible assets	15,006	15,261
Restructuring charges	-	93

Total operating expenses	146,529	145,322

Loss from operations	(10,667)	(14,487)
Interest and other expense, net	(2,420)	(4,780)

Loss before income tax benefit	(13,087)	(19,267)
Income tax benefit	(1,746)	(1,847)
Net loss	$(11,341)	$(17,420)

Basic net loss per share	$(0.15)	$(0.24)
Diluted net loss per share	$(0.15)	$(0.24)
Weighted average common shares outstanding used in computing:
Net loss per share - basic	73,859	72,303
Net loss per share - diluted	73,859	72,303

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	June 30,	March 31,
	2021	2021
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$493,905	$476,453
Accounts receivable and unbilled costs, net	146,199	197,717
Inventories	20,841	22,813
Prepaid expenses and other current assets	35,311	25,489

Total current assets	696,256	722,472

Fixed assets, net	46,973	48,474
Goodwill and intangible assets, net	2,210,504	2,229,420
Operating lease right-of-use assets	58,899	61,512
Other assets	20,422	23,160

Total assets	$3,033,054	$3,085,038

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$16,961	$17,964
Accrued compensation	53,292	83,057
Accrued other	27,218	28,152
Current portion of operating lease liabilities	12,125	12,354
Deferred revenue and customer deposits	257,969	269,748

Total current liabilities	367,565	411,275

Other long-term liabilities	22,180	21,641
Deferred tax liability	89,591	92,287
Accrued long-term retirement benefits	40,255	39,479
Long-term deferred revenue	101,929	103,310
Operating lease liabilities, net of current portion	58,579	61,267
Long-term debt	350,000	350,000

Total liabilities	1,030,099	1,079,259

Stockholders' equity:
Common stock	124	124
Additional paid-in capital	2,968,631	2,955,400
Accumulated other comprehensive loss	(1,877)	(1,940)
Treasury stock, at cost	(1,327,273)	(1,322,496)
Retained earnings	363,350	374,691

Total stockholders' equity	2,002,955	2,005,779

Total liabilities and stockholders' equity	$3,033,054	$3,085,038

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2021	2020	2021

Revenue (GAAP)	$190,272	$183,815	$213,389
Service deferred revenue fair value adjustment	-	2	1
Non-GAAP Revenue	$190,272	$183,817	$213,390

Gross Profit (GAAP)	$135,862	$130,835	$158,447
Service deferred revenue fair value adjustment	-	2	1
Share-based compensation expense (1)	1,887	1,595	1,493
Amortization of acquired intangible assets (2)	3,360	4,735	4,782
Acquisition related depreciation expense (5)	5	6	6
Non-GAAP Gross Profit	$141,114	$137,173	$164,729

Income (Loss) from Operations (GAAP)	$(10,667)	$(14,487)	$16,068
Service deferred revenue fair value adjustment	-	2	1
Share-based compensation expense (1)	13,965	12,096	11,543
Amortization of acquired intangible assets (2)	18,366	19,996	20,016
Business development and integration expense (3)	(5)	16	(14)
Compensation for post-combination services (4)	2	64	61
Restructuring charges	-	93	-
Acquisition related depreciation expense (5)	60	61	60
Transitional service agreement expense (6)	58	-	57
Legal judgments expense (7)	-	2,804	-
Non-GAAP Income from Operations	$21,779	$20,645	$47,792

Net Income (Loss) (GAAP)	$(11,341)	$(17,420)	$11,437
Service deferred revenue fair value adjustment	-	2	1
Share-based compensation expense (1)	13,965	12,096	11,543
Amortization of acquired intangible assets (2)	18,366	19,996	20,016
Business development and integration expense (3)	(5)	16	(14)
Compensation for post-combination services (4)	2	64	61
Restructuring charges	-	93	-
Acquisition related depreciation expense (5)	60	61	60
Legal judgments expense (7)	-	2,804	-
Income tax adjustments (8)	(6,089)	(5,496)	(6,619)
Non-GAAP Net Income	$14,958	$12,216	$36,485

Diluted Net Income (Loss) Per Share (GAAP)	$(0.15)	$(0.24)	$0.15
Share impact of non-GAAP adjustments identified above	0.35	0.41	0.34
Non-GAAP Diluted Net Income Per Share	$0.20	$0.17	$0.49

Shares used in computing non-GAAP diluted net income per share	75,212	73,454	74,766

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended
		June 30,		March 31,
		2021	2020	2021

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$274	$245	$201
	Cost of service revenue	1,613	1,350	1,292
	Research and development	4,091	3,781	3,560
	Sales and marketing	4,814	3,992	3,726
	General and administrative	3,173	2,728	2,764
	Total share-based compensation expense	$13,965	$12,096	$11,543

(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$3,360	$4,735	$4,782
	Operating expenses	15,006	15,261	15,234
	Total amortization expense	$18,366	$19,996	$20,016

(3)	Business development and integration expense included in these amounts is as follows:
	General and administrative	$(5)	$16	$(14)
	Total business development and integration expense	$(5)	$16	$(14)

(4)	Compensation for post-combination services included in these amounts is as follows:
	Research and development	$2	$63	$59
	Sales and marketing	-	1	2
	Total compensation for post-combination services	$2	$64	$61

(5)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$3	$4	$4
	Cost of service revenue	2	2	2
	Research and development	42	42	42
	Sales and marketing	9	9	8
	General and administrative	4	4	4
	Total acquisition related depreciation expense	$60	$61	$60

(6)	Transitional service agreement (income) expense included in these amounts is as follows:
	Research and development	$6	$-	$7
	Sales and marketing	10	-	8
	General and administrative	42	-	42
	Other (income) expense, net	(58)	-	(57)
	Total transitional service agreement (income) expense	$-	$-	$-

(7)	Legal judgments expense included in these amounts is as follows:
	General and administrative	$-	$2,804	$-
	Total legal judgments expense	$-	$2,804	$-

(8)	Total income tax adjustment included in these amounts is as follows:
	Tax effect of non-GAAP adjustments above	$(6,089)	$(5,496)	$(6,619)
	Total income tax adjustments	$(6,089)	$(5,496)	$(6,619)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2021	2020	2021

Income (loss) from operations (GAAP)	$(10,667)	$(14,487)	$16,068
Previous adjustments to determine non-GAAP income from operations	32,446	35,132	31,724
Non-GAAP Income from operations	21,779	20,645	47,792

Depreciation excluding acquisition related	5,811	5,952	6,114

Non-GAAP EBITDA from operations	$27,590	$26,597	$53,906

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(In millions, except net income per share - diluted)

	FY'21	FY'22
GAAP & Non-GAAP revenue	$831.3	~$835 million to ~$865 million

	FY'21	FY'22
GAAP net income	$19.4	~$27 million to ~$32 million
Deferred service revenue fair value adjustment	$0.0	-
Amortization of intangible assets	$80.2	~$74 million to ~$75 million
Share-based compensation expenses	$51.9	~$52 million to ~$53 million
Business development & integration expenses*	$0.5	Less than $1 million
Unamortized debt issuance expense	$-	Less than $1 million
Legal judgments expense	$2.8	-
New accounting standard implementation	$0.0	-
Restructuring costs	$0.1	-
Total adjustments	$135.5	~$127 million to ~$128 million
Related impact of adjustments on income tax	$(29.0)	(~$27 million)
Non-GAAP net income	$125.8	~$128 million to ~$133 million

GAAP net income per share (diluted)	$0.26	~$0.36 to ~$0.42
Non-GAAP net income per share (diluted)	$1.70	~$1.71 to ~$1.77

Average weighted shares outstanding (diluted GAAP)	73.8	~75 million
Average weighted shares outstanding (diluted Non-GAAP)	73.8	~75 million

*Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense
**Figures in table may not total due to rounding

Contacts

Investors
Anthony Piazza
Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com